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                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                          STEINWAY MUSICAL INSTRUMENTS, INC.


         The name of the corporation is Steinway Musical Instruments, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was July 8, 1993, and it was originally incorporated under the name Selmer Industries, Inc. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended and supplemented. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

         FIRST:    The name of the corporation is Steinway Musical Instruments,
Inc. (the "COMPANY").

         SECOND:   The address of the registered office of the Company in the
State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

         THIRD:    The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:   The total number of shares of capital stock that the Company shall have authority to issue is 100,000,000, divided into 5,000,000 shares of Preferred Stock, par value $0.001 per share ("PREFERRED STOCK"), and 95,000,000 shares of Common Stock, par value $0.001 per share ("COMMON STOCK"). The Company is authorized to issue two classes of Common Stock, designated respectively as Class A Common Stock ("CLASS A COMMON STOCK") and Ordinary Common Stock ("ORDINARY COMMON STOCK"). The total number of shares of Class A Common Stock that the Company shall have authority to issue is 5,000,000, and the total number of shares of Ordinary Common Stock that the Company shall have authority to issue is 90,000,000.

         FIFTH:    The express terms and provisions of the various classes of capital stock are as follows:

    A.   COMMON STOCK.

         1. DIVIDENDS AND DISTRIBUTIONS. Subject to SECTION B of this paragraph, the holders of Common Stock shall be


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entitled to the payment of dividends when and as declared by the Board of
Directors out of funds legally available therefor, after payment of such dividends on the shares of Preferred Stock as set forth in SECTION B below.

         2.   VOTING RIGHTS.

              (a) NUMBER OF VOTES. Each holder of shares of Class A Common Stock shall be entitled to a number of votes equal to the number of shares of Class A Common Stock held by such holder multiplied by 98, and each holder of shares of Ordinary Common Stock shall be entitled to a number of votes equal to the number of shares of Ordinary Common Stock held by such holder.

              (b) VOTING AS A CLASS. The Class A Common Stock and the Ordinary Common Stock shall vote together, without distinction between classes, except as set forth herein.

         3. AUTOMATIC CONVERSION OF CLASS A COMMON STOCK. If, at any time, any share of Class A Common Stock shall not be owned by either Kyle Kirkland or Dana Messina, either directly or through wholly-owned subsidiaries, such share of Class A Common Stock shall automatically convert to Ordinary Common Stock based on the conversion ratio of one share of Class A Common Stock for one share of Ordinary Common Stock. Any holder of Class A Common Stock required to convert the same into Ordinary Common Stock under this subsection shall, upon written request from the Company, surrender any certificates for shares of Class A Common Stock held by such holder. The Company shall, as soon as practicable thereafter, issue and deliver to such holder a certificate or certificates for the number of shares of Ordinary Common Stock to which such holder shall be entitled as set forth herein.

    B. PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is hereby expressly authorized to establish and designate one or more series of the Preferred Stock from time to time, to fix the number of shares constituting such series, and to fix the designations, the terms of any sinking fund, rights upon liquidation, winding up or dissolution and the powers, preferences, qualifications, limitations, conversion, redemption, special voting, dividend and other rights of the shares of each such series and the variations of the relative powers, rights and preferences, qualifications, limitations and restrictions as between such series, and to increase and to decrease (but not below the number of shares of such series then outstanding) the number of shares constituting each such series. Such determinations may be fixed by a resolution or resolutions adopted by the Board of Directors. The Common Stock shall be


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subject to the express terms of any series of the Preferred Stock issued and outstanding pursuant to this Restated Certificate of Incorporation. Upon any liquidation, dissolution or winding up of the Company, after payment in full of all creditors of the Company, and after the holders of any series of Preferred Stock issued and outstanding at the time shall have been paid in full the amounts, if any, to which they shall be entitled, the remaining assets of the Company may be distributed pro rata to the holders of the shares of Common Stock.

         SIXTH:    A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No repeal or modification of this paragraph SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.

         SEVENTH: To the fullest extent authorized by law, the Board of Directors, acting on behalf of the Company, shall indemnify or advance costs of defense, or commit the Company to indemnify or advance costs of defense in the future, to any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Company, or serves or served at the request of the Company as a director, officer, partner, trustee, agent or employee, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This paragraph shall not be deemed exclusive of any other provision for indemnification of directors, officers, fiduciaries, employees or agents that may be included in any statute, bylaw, resolution of stockholders or directors, agreement or otherwise, either as to action in any official capacity or action in another capacity while holding office.


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         EIGHTH:   The Board of Directors may amend or repeal the bylaws of the
Company.

                             STEINWAY MUSICAL INSTRUMENTS, INC.


                             By:  _____________________________
                                  Dana D. Messina
                                  Chief Executive Officer


                             By:  _____________________________
                                  Dennis Hanson
                                  Secretary


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